                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  DATAKEY, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Minnesota                                          41-1291472
   -------------------------                           -------------------------
    (State or Other Juris-                                 (I.R.S. Employer
   diction of Incorporation                             Identification Number)
      or Organization)


                            407 WEST TRAVELERS TRAIL
                           BURNSVILLE, MINNESOTA 55337
              (Address of Principal Executive Office and Zip Code)


                      DATAKEY, INC. 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)


             Carl P. Boecher, President and Chief Executive Officer
                            407 West Travelers Trail
                           Burnsville, Minnesota 55337
                                 (952) 890-6850
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:
                            Elizabeth McGraw Reisktyl
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402



                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

                                                                             PROPOSED
                                                  PROPOSED MAXIMUM            MAXIMUM
  TITLE OF SECURITIES        AMOUNT TO BE          OFFERING PRICE            AGGREGATE              AMOUNT OF
   TO BE REGISTERED          REGISTERED(1)          PER SHARE(2)         OFFERING PRICE(2)      REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
  Options to Purchase
Common Stock under the
1997 Stock Option Plan        Indefinite               $ 0.00                 $ 0.00                 $ 0.00

 Common Stock issuable
   upon exercise of
 options granted under
 the 1997 Stock Option
         Plan               300,000 shares              $3.09                $927,000                $231.75
                                                                                                      ------

        TOTAL:                                                                                       $231.75
====================================================================================================================


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on June 29, 2001.

         The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1997 Stock Option Plan. The contents of the Registrant's Registration Statements on Form S-8, Reg. No. 333-83999 and Reg. No. 333-39556, are incorporated herein by reference.



                                   SIGNATURES
                                   ----------

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnsville and State of Minnesota, on the 2nd day of July, 2001.


                                   DATAKEY, INC.
                                   (the "Registrant")



                                   By  /s/ Carl P. Boecher
                                       Carl P. Boecher
                                       President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                               (Power of Attorney)

         Each of the undersigned constitutes and appoints Carl P. Boecher and Alan G. Shuler his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Datakey, Inc. relating to the Company's 1997 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                                   Title                      Date
         ---------                                   -----                      ----


/s/ Carl P. Boecher                 President, Chief Executive                  July 2, 2001
Carl P. Boecher                     Officer and Director
                                    (principal executive officer)



/s/ Alan G. Shuler                  Vice President and Chief                    July 2, 2001
Alan G. Shuler                      Financial Officer
                                    (principal financial and
                                    accounting officer)

/s/ Gary R. Holland                 Chairman and Director                       July 2, 2001
Gary R. Holland


/s/ Terrence W. Glarner             Director                                    July 2, 2001
Terrence W. Glarner


/s/ Thomas R. King                  Director                                    July 2, 2001
Thomas R. King


/s/ Eugene W. Courtney              Director                                    July 2, 2001
Eugene W. Courtney

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                  DATAKEY, INC.


                         Form S-8 Registration Statement



                                  EXHIBIT INDEX

Exhibit
Number       Exhibit Description
------       -------------------
 5           Opinion and Consent of counsel re securities under the Plan
23.1         Consent of counsel (See Exhibit 5)
23.2         Consent of independent accountants
24           Power of attorney (See Signature Page)

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